Exhibit 8.1

Subsidiaries of Ecopetrol S.A.

The following table sets forth our subsidiaries, their respective countries of incorporation, our percentage ownership in each (both directly and indirectly through other subsidiaries) at March 31, 2020.

COMPANY	COUNTRY OF INCORPORATION	OWNERSHIP
ANDEAN CHEMICALS LIMITED	Bermuda	100%
BLACK GOLD RE LIMITED	Bermuda	100%
CENIT TRANSPORTE Y LOGÍSTICA DE HIDROCARBUROS S.A.S.*	Colombia	100%
ECOPETROL CAPITAL AG	Switzerland	100%
ECOPETROL GLOBAL ENERGY S.L.U.	Spain	100%
HOCOL PETROLEUM LIMITED	Bermuda	100%
BIOENERGY S.A.S.**	Colombia	99.60%
BIOENERGY ZONA FRANCA S.A.S.**	Colombia	99.60%
ESENTTIA MASTERBATCH LTDA**	Colombia	100%
ECOPETROL AMERICA LLC**	United States	100%
ECOPETROL PERMIAN LLC**	United States	100%
ECOPETROL USA INC**	United States	100%
ECOPETROL DEL PERU S.A.**	Peru	100%
ECOPETROL OLEO & GAS DO BRASIL LTDA**	Brazil	100%
ECP OIL AND GAS GERMANY GMBH**	Germany	100%
HOCOL S.A.**	Cayman Islands	100%
OLEODUCTO BICENTENARIO DE COLOMBIA S.A.S.**	Colombia	55.97%
OLEODUCTO CENTRAL S.A. - OCENSA**	Colombia	72.65%
OLEODUCTO DE COLOMBIA S.A. - ODC**	Colombia	73%
OLEODUCTO DE LOS LLANOS ORIENTALES S.A.**	Panama	65%
REFINERIA DE CARTAGENA S.A.S **	Colombia	100%
ESENTTIA S.A. **	Colombia	100%
ESENTTIA RESINAS DEL PERU SAC**	Peru	100%
ECP Hidrocarburos de México **	Mexico	100%
KALIXPAN SERVICIOS TÉCNICOS S. de r.l. de c.v**	Mexico	100%
TOPILI SERVICIOS ADMINISTRATIVOS** de r.l. de c.v	Mexico	100%
ECOPETROL ENERGÍA SAS ESP **	Colombia	100%
INVERSIONES GASES DE COLOMBIA S.A.	Colombia	51.87%
ECOPETROL COSTA AFUERA COLOMBIA S.A.S.**	Colombia	100%

*Direct and/or indirect participation.

**Solely indirect participation through subsidiaries or affiliates.